UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
  ________________________________________________________________________
FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 17, 2017
 ________________________________________________________________________
CHESAPEAKE LODGING TRUST
(Exact name of registrant as specified in its charter)
 ________________________________________________________________________

Maryland	001-34572	27-0372343
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Wilson Boulevard, Suite 625 Arlington, VA	22203
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (571) 349-9450
Not Applicable
(Former name or former address, if changed since last report)
 ________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Chesapeake Lodging Trust (the “Trust”) held its annual meeting of shareholders on May 17, 2017 (the "2017 Annual Meeting"). As described below, at the 2017 Annual Meeting, the Trust’s shareholders approved an amendment to the Trust’s Articles of Amendment and Restatement of Declaration of Trust, as amended and supplemented to date (the “Charter”), to permit shareholders to act to amend the Trust’s bylaws or make new bylaws upon receiving the affirmative vote of the holders of not less than a majority of the shares then outstanding and entitled to vote on the matter (the “Charter Amendment”). On May 19, 2017, the Trust filed Articles of Amendment with the State Department of Assessments and Taxation of Maryland to effect the Charter Amendment.
The foregoing summary of the Charter Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Articles of Amendment to the Charter, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.
Item 5.07.     Submission of Matters to a Vote of Security Holders.
The voting results on the proposals considered at the 2017 Annual Meeting are provided below.
Proposal 1
The voting results on the proposal to re-elect seven nominees to the Board of Trustees of the Trust (the “Board”) were as follows:

				Broker
	For	Against	Abstain	Non-Vote
James L. Francis	55,462,654	74,703	10,873	2,012,445
Douglas W. Vicari	52,734,944	2,802,413	10,873	2,012,445
Thomas A. Natelli	55,386,119	150,434	11,677	2,012,445
Thomas D. Eckert	55,240,200	296,553	11,477	2,012,445
John W. Hill	55,363,634	172,919	11,677	2,012,445
George F. McKenzie	54,962,645	576,277	9,308	2,012,445
Jeffrey D. Nuechterlein	55,441,051	96,400	10,779	2,012,445
Proposal 2
The voting results on the proposal to ratify the appointment of Ernst & Young LLP as the Trust’s independent registered public accounting firm for the year ending December 31, 2017 were as follows:

			Broker
For	Against	Abstain	Non-Vote
57,425,971	116,092	18,612	—
Proposal 3
The voting results on the proposal to amend the Trust’s Charter to permit shareholders to act to amend the Trust’s bylaws or make new bylaws upon receiving the affirmative vote of the holders of not less than a majority of the shares then outstanding and entitled to vote on the matter were as follows:

			Broker
For	Against	Abstain	Non-Vote
55,111,558	429,709	6,963	2,012,445
Proposal 4
The voting results on the non-binding advisory resolution to approve the Trust’s executive compensation program as reported in the Trust’s 2017 proxy statement were as follows:

			Broker
For	Against	Abstain	Non-Vote
53,906,110	1,506,241	135,879	2,012,445
Proposal 5
The voting results on the non-binding advisory resolution to determine the frequency of future non-binding advisory votes on the Trust’s executive compensation program were as follows:

Every Year	Every Two Years	Every Three Years	Abstain	Broker Non-Vote
45,669,616	284,753	9,447,188	146,673	2,012,445
Item 8.01.     Other Events.
On May 22, 2017, the Trust announced that it will redeem all 5,000,000 of its 7.75% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share (the “Series A Preferred Shares”), at a redemption price for each Series A Preferred Share of $25.00, plus all accrued and unpaid dividends per share to, but not including, the redemption date of July 17, 2017.
Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

3.1	Articles of Amendment to Articles of Amendment and Restatement of Declaration of Trust.
99.1	Press release dated May 22, 2017, regarding redemption of Series A Preferred Shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 22, 2017	CHESAPEAKE LODGING TRUST

		By:	/s/ Graham J. Wootten
Graham J. Wootten
Senior Vice President and Chief Accounting Officer